UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 488-0204

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities.

On September 26, 2007, Smart Move, Inc. (the “Company”) received gross proceeds of $540,000 in connection with the sale of an unsecured convertible note in the principal sum of $540,000. The unsecured convertible note was sold to an accredited investor within the meaning of Regulation D under the Securities Act of 1933. Copies of the form of definitive purchase agreement, unsecured convertible note with fixed conversion price and warrant to purchase common stock with fixed exercise price are filed herewith as exhibits 10.1, 10.2 and 10.3, respectively. The unsecured convertible note and related warrants and the Company’s previously authorized but unissued common stock underlying these securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”). These securities were offered, issued and sold in reliance upon the exemption from registration contained in Rule 506 of Regulation D under the Securities Act of 1933.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2007, the Company completed a private placement transaction with existing holders of convertible notes for the sale of 48 Note Units which generated aggregate proceeds of approximately $1.2 million. The Company has no current commitments for the purchase of the additional Note Units described in the Company’s Current Report on Form 8-K filed on August 28, 2007 or for the purchase of any additional Note as disclosed in this Current Report on Form 8-K.

The net proceeds attributable to the private placement transaction disclosed in this Current Report on Form 8-K will be used for working capital and other general corporate purposes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EX. 10.1 Form of Purchase Agreement
EX. 10.2 Form of Note
EX. 10.3: Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Move, Inc.

October 1, 2007

By: /s/ Edward Johnson

Name: Edward Johnson
Title: Chief Financial Officer

Exhibit Index

EX. 10.1 Form of Purchase Agreement
EX. 10.2 Form of Note
EX. 10.3: Form of Warrant